Exhibit 10.2
Execution Version
AMENDMENT NO. 2 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 4, 2026 is entered into by and among CRA INTERNATIONAL, INC., a Massachusetts corporation (the “Company”), CRA INTERNATIONAL (UK) LIMITED, a private limited company incorporated in the United Kingdom (registered number 04007726) (the “UK Borrower”), CRA INTERNATIONAL LIMITED, a company organized under the laws of Ontario (the “Canadian Borrower”, and together with the UK Borrower, each a “Designated Borrower”, and collectively the “Designated Borrowers”; the Designated Borrowers together with the Company, each a “Borrower” and collectively, the “Borrowers”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) and the Lenders (as defined below) party hereto.
RECITALS
WHEREAS, the Borrowers, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto (collectively, the “Lenders”), and the Administrative Agent, have entered into that certain Credit Agreement dated as of August 19, 2022 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 21, 2024,and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, Section 2.19 of the Credit Agreement permits the Borrowers, subject to the terms and conditions set forth therein, to request an increase in the Revolving Facility;
WHEREAS, the Borrowers have requested that the Revolving Commitments available under the Credit Agreement be increased by an aggregate amount equal to $50,000,000 (the “Increase”), so that after giving effect to the Increase, the aggregate Revolving Commitment will equal $300,000,000;
WHEREAS, the Administrative Agent has notified the Lenders of such request in accordance with Section 2.19 of the Credit Agreement, and certain Lenders have agreed to increase their Revolving Commitments on the terms and subject to the conditions set forth herein;
WHEREAS, Schedule 1.01(b) to the Credit Agreement will be updated to reflect the Revolving Commitments after giving effect to the Increase, as set forth on Annex 2 hereto; and
WHEREAS, the parties hereto have agreed to effect the Increase and certain related conforming changes to the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by this Amendment.
2.Increase in Revolving Facility.
(a)Pursuant to Section 2.19 of the Credit Agreement, the Administrative Agent has notified each Lender of the Increase and has provided each Lender with at least ten (10) Business Days from the date of delivery of such notice to respond to such Increase and confirm whether or not such Lender agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of the Increase.
(b)Pursuant to Section 2.19 of the Credit Agreement, each Lender providing a new Revolving Commitment pursuant to the terms hereof (each such Lender, an “Increase Lender” and collectively, the “Increase Lenders”) hereby severally and not jointly agrees to provide a new Revolving Commitment (in each case, such Lender’s “Increase Commitment Amount”) in the amount set forth next to such Increase Lender’s name on Annex 1 attached hereto. The aggregate Increase Commitment Amount, as set forth in such Annex 1, is equal to $50,000,000. In connection therewith, subject to the terms of the Credit Agreement, each Increase Lender severally and not jointly agrees to fund, and make one or more loans in immediately available funds to the Borrowers on or after the Second Amendment Effective Date (as defined below), in each case up to an aggregate principal amount equal to its Applicable Revolving Percentage of the aggregate Revolving Commitment (after giving effect to the Increase). After giving effect to the Increase, each Increase Lender shall have the Revolving Commitment and Applicable Revolving Percentage set forth on the new Schedule 1.01(b) attached as Annex 2 hereto.
(c)On the Second Amendment Effective Date, (i) each Increase Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause each Revolving Lender’s portion of the outstanding Revolving Loans to equal its Applicable Revolving Percentage of such outstanding Revolving Loans (after giving effect to the Increase and the use of such amounts to make payments to such other Revolving Lenders), and (ii) if necessary to keep the outstanding Revolving Loans ratable with the revised Applicable Revolving Percentages arising from the nonratable increase in the Revolving Commitments in connection with the Increase, the Borrowers shall be deemed to have repaid and reborrowed any outstanding Revolving Loans as of the Second Amendment Effective Date (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.02(a) of the Credit Agreement in order to

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maintain such ratability). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.05 of the Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods. This Amendment shall constitute a Notice of Loan Prepayment under Section 2.05(a) of the Credit Agreement, with respect to the deemed prepayment contemplated by this Amendment, and the Administrative Agent and the Lenders party hereto hereby waive any contrary notice timing requirements under the Credit Agreement with respect thereto.
3.Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)Amended Definitions.
i.The definition of “Aggregate Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Aggregate Commitments” means the Commitments of all the Lenders; provided that, for all purposes of this Agreement (other than determining the unused Commitments in connection with the definition of Required Lenders), as of the Second Amendment Effective Date, (i) the Aggregate Commitment shall be deemed to be $240,000,000 (the “Seasonal Decrease Amount”) for each date during the Seasonal Decrease Period and (ii) the Aggregate Commitment shall be equal to $300,000,000 (the “Seasonal Increase Amount”) for each date during the Seasonal Increase Period. For the avoidance of doubt, if the Aggregate Commitments are increased pursuant to Section 2.19 hereof, (i) the Seasonal Increase Amount shall be increased by the aggregate amount of such increase and (ii) the Company and Administrative Agent shall agree as to whether the Seasonal Decrease Amount shall be deemed to be increased and, if increased, the amount of such increase.”
ii.The definition of “Fee Letter” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
““Fee Letter” means, collectively, (i) the letter agreement, dated July 21, 2022, between the Company, the Administrative Agent and the Arranger and (ii) the letter agreement, dated May 4, 2026, between the Company, the Administrative Agent and the Arranger.”
iii.The last sentence of the definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
“As of the Second Amendment Effective Date, the aggregate Revolving Commitment of all of the Revolving Lenders is $300,000,000.”

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(b)Addition of New Definitions. The following new definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
““Second Amendment Effective Date” means May 4, 2026.”
(c)Amended Schedules.
(i)All references in the Credit Agreement to “Schedule 5.20(a)” shall be amended to be references to “Schedule 5.21(a)”, and all references in the Credit Agreement to “Schedule 5.20(b)” shall be amended to be references to “Schedule 5.21(b)”.
(ii)Schedules 1.01(b), 1.01(c), 5.10, 5.21(a) and 5.21(b) to the Credit Agreement are hereby amended and restated in their entirety as of the date hereof as set forth on Annex 2 attached hereto.
4.Conditions Precedent. This Amendment shall become effective on the first date (such date, the “Second Amendment Effective Date”) upon which each of the following conditions has been satisfied in each case in form and substance acceptable to the Administrative Agent, which date shall be the date hereof:
(a)Amendment. The Administrative Agent shall have received a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers, each of the Increase Lenders and Lenders representing Required Lenders.
(b)[Reserved.]
(c)Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate dated as of the Second Amendment Effective Date, certifying as to (i) the Organization Documents of the Company (which, to the extent filed with a Governmental Authority), or in lieu thereof a certification from the Company that its Organization Documents have not changed from those previously delivered to the Administrative Agent, (ii) the resolutions of the governing body of the Company approving or consenting to the Increase and (iii) the good standing, existence or its equivalent of the Company.
(d)Closing Certificate. The Administrative Agent shall have received a certificate from the Company dated as of the Second Amendment Effective Date and signed by a Responsible Officer of the Company certifying that, before and after giving effect to the Increase, (i) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct, on and as of the Second Amendment Effective Date, and except that the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (ii) no Default exists and (iii) the conditions set forth in paragraphs (i), (j) and (k) of this Section 4 are satisfied.

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(e)Legal Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel for the Borrowers, dated the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
(f)Lien Searches. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent searches of UCC filings in the jurisdiction of incorporation of the Company, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist with respect to the Company other than Permitted Liens.
(g)Compliance Certificate. The Administrative Agent shall have received a duly completed Compliance Certificate in form and detail satisfactory to the Administrative Agent and the Lenders, signed by a Responsible Officer of the Company, evidencing compliance with each of the financial covenants set forth in Section 7.11 of the Credit Agreement both before and after giving effect to the transactions contemplated by this Amendment.
(h)Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender executing this Amendment, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.
(i)Consents. The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and material third party consents and approvals relating to the Borrowers necessary in connection with the entering into of this Amendment have been obtained.
(j)Material Adverse Effect. There shall not have occurred since December 31, 2025 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
(k)No Litigation. The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.
(l)Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Second Amendment Effective Date.
(m)Fees and Expenses. The Administrative Agent and the Increase Lenders shall have received all fees and expenses (including the fees and expenses of counsel for

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the Administrative Agent) due and payable on or prior to the Second Amendment Effective Date, including the fees specified in the letter agreement, dated May 4, 2026, between the Company, the Administrative Agent and the Arranger.
(n)Other Documents; Additional Information. The Administrative Agent and the Lenders shall have received (i) all other documents provided for herein or which the Administrative Agent or any Lender may reasonably request or require and (ii) such additional information and materials which the Administrative Agent or any Lender may reasonably request or require.
5.Payment of Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.
6.Miscellaneous.
(a)The Loan Documents, and the obligations of the Borrowers and the Guarantors under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.
(b)Each Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any of its obligations under the Loan Documents; (iv) confirms its grant of security interests, if any, pursuant to the Loan Documents to which it is a party, and (v) acknowledges that all Liens granted (or purported to be granted), if any, pursuant to the Loan Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby reaffirms its obligations under the Guaranty and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.
(c)Each Borrower and each Guarantor represents and warrants that:
i.This Amendment has been duly executed and delivered by such Person, and constitutes a valid and binding obligation of such Person, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, restructuring, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally and subject to general principles of equity and good faith.
ii.The execution, delivery and performance by such Person of this Amendment have been duly authorized by all necessary corporate or other

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organizational action, and do not and will not (A) contravene the terms of its Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any subsidiary thereof or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except in the case of each of clauses (x) and (y), as could not reasonably be expected to have a Material Adverse Effect, or (C) violate any Applicable Law in any material respect.
iii.Before and after giving effect to this Amendment, (A) all representations and warranties of such Person set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Second Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification) as of such earlier date), and except that the representations and warranties contained in Section 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement), and (B) no Default exists.
(d)This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Person party hereto agrees that any Electronic Signature on or associated with this Amendment shall be valid and binding on such Person to the same extent as a manual, original signature, and that this Amendment may be entered into by Electronic Signature and will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the

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contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
(e)If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 6(e), if and to the extent that the enforceability of any provisions in this Amendment and the Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
(f)This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.
(g)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
COMPANY:

CRA INTERNATIONAL, INC. By: /s/ Paul A. Maleh__________________ Name: Paul A. Maleh Title: President and Chief Executive Officer

DESIGNATED BORROWERS:

CRA INTERNATIONAL (UK) LIMITED By: /s/ Paul A. Maleh_______________ Name: Paul A. Maleh Title: Director
CRA INTERNATIONAL LIMITED By: /s/ Paul A. Maleh_______________ Name: Paul A. Maleh Title: President, Chief Executive Officer and Director

[Signature Page to Amendment No. 2 to Credit Agreement (BofA-CRA)]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By: /s/ David J. Smith_______________ Name: David J. Smith Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement (BofA-CRA)]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender By: /s/ Christopher M. Wood___________ Name: Christopher M. Wood Title: Senior Vice President

[Signature Page to Amendment No. 2 to Credit Agreement (BofA-CRA)]

Citizens Bank, N.A., as a Lender and L/C Issuer By: /s/ Denise McGeough_____________ Name: Denise McGeough Title: Senior Vice President

[Signature Page to Amendment No. 2 to Credit Agreement (BofA-CRA)]

Eastern Bank, as a Lender By: /s/ Tyler Dufour______________ Name: Tyler Dufour Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement (BofA-CRA)]

Beacon Bank and Trust, successor by merger with Brookline Bank, as a Lender By: /s/ Joseph T. O’Leary_____________ Name: Joseph T. O’Leary Title: Senior Vice President

[Signature Page to Amendment No. 2 to Credit Agreement (BofA-CRA)]

ANNEX 1
Increase Commitment Amounts

Increase Lender	Increase Commitment Amount
Bank of America, N.A.	$24,000,000.00
Citizens Bank, N.A.	$15,000,000.00
Eastern Bank	$5,500,000.00
Beacon Bank and Trust, successor by merger with Brookline Bank	$5,500,000.00
Total:	$50,000,000.00

ANNEX 2
SCHEDULE 1.01(b)
Revolving Commitments and Applicable Revolving Percentages

Lender	Revolving Commitment	Applicable Revolving Percentage
Bank of America, N.A.	$99,000,000.00	33.000000000%
Citizens Bank, N.A.	$90,000,000.00	30.000000000%
TD Bank, N.A.	$45,000,000.00	15.000000000%
Eastern Bank	$33,000,000.00	11.000000000%
Beacon Bank and Trust, successor by merger with Brookline Bank	$33,000,000.00	11.000000000%
Total:	$300,000,000	100.000000000%

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